The MFS Strategic Growth Fund, a series of MFS Series Trust VIII, added disclosure regarding the type of derivative instruments in which the fund may invest, as described in the prospectus contained in Post-Effective Amendment No. 19 to the Registration Statement (File Nos. 33-7972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2002.

The MFS Global Growth Fund, a series of MFS Series Trust VIII, added disclosure regarding over-the-counter markets, as described in the prospectus contained in Post-Effective Amendment No. 19 to the Registration Statement (File Nos. 33-7972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2002.